                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [x]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [x] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                       Complete Business Solutions, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                       COMPLETE BUSINESS SOLUTIONS, INC.

--------------------------------------------------------------------------------

               NOTICE OF THE 1999 ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

     The Annual Meeting of Shareholders of Complete Business Solutions, Inc. will be held on Tuesday, May 4, 1999 at 9:00 a.m. at The Ritz-Carlton Hotel, Fairlane Plaza, 300 Town Center Drive, Dearborn, Michigan for the following purposes:

          1. to elect four (4) directors;

          2. to ratify the appointment of Arthur Andersen LLP as our independent auditors for the 1999 fiscal year; and

          3. to transact any such other business that may properly come before the meeting.

     Shareholders who owned their shares as of the close of business on March 24, 1999 are entitled to notice of and to vote at our Annual Meeting.

     Whether or not you plan to attend the meeting, please sign, date and return the enclosed voting card in the envelope provided.

                                          By Order of the Board of Directors

                                          Thomas E. Sizemore
                                          Secretary and General Counsel
April 5, 1999

--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

         PLEASE MARK, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE.

                       COMPLETE BUSINESS SOLUTIONS, INC.

                                          April 5, 1999

Dear Complete Business Solutions Shareholder:

     You are cordially invited to attend our annual meeting of Shareholders. The date of our meeting this year is May 4, 1999. Our meeting will once again be held at The Ritz-Carlton Hotel, Fairlane Plaza, 300 Town Center Drive, Dearborn, Michigan. We plan to get started at 9:00 a.m. For your convenience, we have included a map and directions to The Ritz-Carlton Hotel on the back page of this proxy statement.

     The formal notice of the meeting follows on the next page. In addition to the two items of business, we will also discuss our 1998 performance and answer any questions you may have about our company. Enclosed with this proxy statement are your voting card, a postage-paid envelope to return your voting card, your admission ticket to the meeting and our 1998 Annual Report.

     Your vote is important. Whether you are able to attend the meeting or not, please sign, date and return the enclosed voting card in the envelope provided. If you decide to attend the meeting and would like to vote in person, you may do so.

     I look forward to seeing you at the meeting.

                                          Sincerely,
                                          /s/ RAJENDRA B. VATTIKUTI

                                          Rajendra B. Vattikuti
                                          President and Chief Executive Officer

                               TABLE OF CONTENTS

Information About Complete Business Solutions, Inc. ........  1
Information About the Annual Meeting........................  1
  Information About Attending the Annual Meeting............  1
  Information About this Proxy Statement....................  1
  Information About Voting..................................  1
  Quorum Requirement........................................  1
  Information About Votes Necessary for Action to be
     Taken..................................................  2
Election of Directors.......................................  2
Appointment of Independent Public Accountants...............  3
Meetings and Committees of the Board........................  4
Director Compensation.......................................  4
Director and Executive Officer Ownership of CBSI Common
  Stock.....................................................  5
Persons Owning More Than Five Percent of Outstanding CBSI
  Common Stock..............................................  6
Executive Compensation......................................  6
Transactions with Management................................  9
Compliance with Section 16(a)...............................  9

              INFORMATION ABOUT COMPLETE BUSINESS SOLUTIONS, INC.

     Complete Business Solutions, Inc. is a leading provider of information technology services. We offer our clients flexible global delivery capabilities through our eleven worldwide development centers and 25 branch locations. We employ more than 4,500 people. Our headquarters is located in Farmington Hills, Michigan and our address is 32605 West Twelve Mile Road, Farmington Hills, Michigan 48334. Our telephone number is (248) 488-2088.

                      INFORMATION ABOUT THE ANNUAL MEETING

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

     Our Annual Meeting will be held Tuesday, May 4, 1999 at 9:00 a.m. at The Ritz-Carlton Hotel, Fairlane Plaza, 300 Town Center Drive, Dearborn, Michigan. If you would like to attend the Annual Meeting please bring your admission ticket with you. Your admission ticket is included with this proxy statement and is attached to the proxy card. Simply detach the proxy card from your ticket, sign, date and mail your proxy card in the enclosed envelope and bring your admission ticket to the meeting. If you want to attend the meeting, but your shares are held in the name of a broker or other nominee, please send a written request for an admission ticket to our Director of Investor Relations, Gail Lutey, and include in your request an account statement or letter from the nominee indicating that you were the beneficial owner of the shares at the close of business on March 24, 1999.

INFORMATION ABOUT THIS PROXY STATEMENT

     You are receiving this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement contains the information we are required to provide to you under the rules of the Securities and Exchange Commission. It is designed to assist you in voting your shares. On April 6, 1999, we began mailing these proxy materials to all shareholders of record at the close of business on March 24, 1999.

INFORMATION ABOUT VOTING

     You can vote on the matters to be presented at the Annual Meeting in two ways:

          - By Proxy -- You can vote by signing, dating and returning the enclosed proxy card. If you do this, the individuals named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify on your proxy card whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against the ratification of Arthur Andersen LLP as the Company's auditors. If you do not indicate instructions on the proxy card, your shares will be voted for the election of all the nominees for director and for the ratification of Arthur Andersen as independent accountants for the 1999 fiscal year.

          - In Person -- You may cast your vote in person when you attend the Annual Meeting.

     You may revoke your proxy at any time before it is exercised at the Annual Meeting by sending a written notice of revocation to CBSI's Secretary, Thomas E. Sizemore, by providing a later dated proxy or by voting in person at the meeting.

     Each share of CBSI common stock is entitled to one vote. As of March 24, 1999, there were 37,307,266 shares of common stock outstanding.

QUORUM REQUIREMENT

     To hold a valid meeting, a quorum of shareholders is necessary. If shareholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have the authority to vote on the other matter.

INFORMATION ABOUT VOTES NECESSARY FOR ACTION TO BE TAKEN

     Four directors will be elected at the meeting. In the event a quorum exists, to be elected, a director must receive the affirmative vote of a majority of the votes cast at the meeting. Other action, such as ratification of the appointment of Arthur Andersen as the Company's auditors, requires an affirmative vote of the majority of the votes cast on the matter. Abstentions and non-votes will have no effect on the result of the vote on the two items to be presented at the meeting.

OTHER MATTERS

     The Board of Directors does not know of any other matter which will be presented at the Annual Meeting other than the proposals discussed in this proxy statement. Under our Bylaws, generally no business other than the two items discussed in this proxy statement may be transacted at the meeting. However, if any other matter properly comes before the Annual Meeting, your proxies will act on such proposal in their discretion.

                             ELECTION OF DIRECTORS

     Our Board of Directors is divided into classes and as a result, the terms of our directors are staggered. Each class of director serves a three year term. This year, the terms of our Class III directors end and therefore our class III directors are nominated to be re-elected. All re-elected directors will serve until the end of the term and until their qualified successors have been elected. Currently, Messrs. Machtley and Stanley are Class III directors and if re-elected will serve new three year terms. In addition, and William Brooks and Jerry L. Stone were elected to the Board by the other directors on August 20, 1998 to fill the vacant seats on the Board. If re-elected, Mr. Brooks will serve the 3 year term of a Class III director and Mr. Stone will serve the remaining 2 years of a Class II director. If a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected at the Annual Meeting.

     The following information is furnished with respect to all of our directors. The ages of the directors are as of December 31, 1998.

     Rajendra B. Vattikuti, founder of CBSI, has served as President and Chief Executive Officer and as a Director since its formation in February 1985. From 1983 to 1985, Mr. Vattikuti was Director of M.I.S. for Yurika Foods Corporation. From 1977 to 1983, he was an M.I.S. Project Leader for Chrysler Corporation. Mr. Vattikuti holds a Bachelor of Science degree in Electrical Engineering from the College of Engineering, Guindy (India) and a Master of Science degree in Electrical and Computer Engineering from Wayne State University. Age 48. Term expires 2000.

     Timothy S. Manney, has served as Executive Vice President of Finance and Administration and Treasurer and as a Director of CBSI since November 1993. From February 1990 to November 1993, Mr. Manney held various executive positions, most recently as Chief Financial Officer. From 1980 until 1990, Mr. Manney was an Audit Manager at Arthur Andersen LLP. He is a member of the Michigan Association of Certified Public Accountants. Mr. Manney holds a Bachelor of Business Administration degree from the University of Michigan. Age 40. Term expires 2000.

     William Brooks, has served as a director since August 1998. Mr. Brooks is Chairman of the Board of The Brooks Group International, a human resource and workforce development firm. He retired as Vice President of Corporate Affairs of General Motors in 1997 where he had served for 25 years in various positions. He is a member of the Board of Directors of United American Healthcare Corporation, Louisiana-Pacific Corporation and DTE Energy Corporation. Mr. Brooks was nominated by President Clinton and served from February 1996 to January 1998 on the Social Security Advisory Board. Mr. Brooks was nominated by President Bush and served from July 1989 to November 1990 as the Assistant Secretary of Labor for the Employment Standards Administration. Mr. Brooks holds a Bachelor of Arts degree from Long Island

University and a Master's Degree in Business Administration from the University of Oklahoma. Age 65. Nominee for re-election.

     Charles Costello, has served as a director since May 1998. Mr. Costello was the Founder, President and Chief Executive Officer of c.w. Costello & Associates, inc. from December 1986 to December 1996. Mr. Costello holds a Bachelor of Arts degree in Business Management from Northeastern University. Age
60. Term expires 2000.

     Douglas S. Land, has served as a director since November 1993 and as an advisor since 1988. Mr. Land is the founder and President of Economic Analysis Group, Ltd., a Washington DC-based consulting firm that has been providing financial and economic consulting services since 1983. Mr. Land is also the President and founder of The Chesapeake Group, a financial advisory firm that has been providing consulting to start-up and middle-market firms since 1985. Mr. Land holds a Bachelor of Science degree in Economics and a Master of Business Administration degree in Finance from the Wharton School and a Master of Arts degree in International Relations from the University of Pennsylvania. Age 41. Term expires 2001.

     Ronald K. Machtley, has served as a director since May 1998. Mr. Machtley has been the President of Bryant College since 1996. From 1994 to 1995, Mr. Machtley was a partner in the Washington D.C. law firm of Wilkinson, Barker, Knauer & Quinn. From 1988 to 1995, Mr. Machtley was a United States Congressmen from the State of Rhode Island. Mr. Machtley holds a Juris Doctorate from Suffolk University and is a graduate of the U.S. Naval Academy. Age 50. Nominee for re-election.

     Frank D. Stella, has served as a director since November 1993. Mr. Stella has served as President of F.D. Stella Products Company, a food service and dining equipment company, since 1946. Mr. Stella was appointed to the Commission for White House Fellows by President Ronald W. Reagan in 1983 and has served as Chairman of the Income Tax Board of Review, City of Detroit, since 1965. Mr. Stella is also a board member of VFS, Inc., an insurance holding company, and a former board member of the Federal Home Loan Bank of Indianapolis. He is also on the boards of several medical and charitable organizations. Mr. Stella holds a degree from the College of Commerce and Finance at the University of Detroit. Age 79. Term expires 2001.

     John A. Stanley, has served as a director since June 1997. Mr. Stanley has served as President of European Operations of Lexmark International since March 1991. Previously, he was employed by IBM for 22 years. Mr. Stanley is a graduate of FitzWilliam College, University of Cambridge, England with a Master of Arts degree, and holds a degree in Personnel Management from The London School of Economics. Age 61. Term expires 1999. Nominee for re-election.

     Jerry L. Stone, has served as a director since August 1998. Mr. Stone is the former Chairman of the Board of Directors of Claremont Technology Group, Inc. Mr. Stone was previously the Chairman and Chief Executive Officer of Marketing One, Inc. Age 56. Nominee for re-election.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP to serve as the independent public accountants of CBSI for its fiscal year ending December 31, 1999. The Board seeks to have the shareholders ratify the appointment of Arthur Andersen which has served as the independent public accountants of CBSI since 1991. Representatives of Arthur Andersen will be present at the Annual Meeting to respond to questions and to make a statement if they desire to do so. If the appointment of Arthur Andersen is not ratified by the shareholders, the Board of Directors may appoint other independent public accountants based upon the recommendation of the Audit Committee.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 1999.

                      MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors met six times during the fiscal year. In addition to meetings of the full Board, directors also attended meetings of Board Committees. Attendance by directors at meetings of the Board and Board committees during the year was in excess of 90%. The Board of Directors has standing audit, compensation, executive and nominating committees.

     AUDIT COMMITTEE. The Audit Committee is responsible for reviewing with management our financial controls, accounting, audit and reporting activities. The Audit Committee reviews the qualifications of CBSI's independent auditors, makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the scope, fees and results of any audit and reviews non-audit services provided by the independent auditors. The Audit Committee is also responsible for reviewing any transactions between CBSI and its directors, officers, or significant shareholders. The Audit Committee met three times during the year. The members of the Audit Committee are Messrs. Costello, Land and Stella.

     COMPENSATION COMMITTEE. The Compensation Committee is responsible for the administration of all salary and incentive compensation plans for the officers and key employees of the Company, including bonuses. The Compensation Committee also administers the Company's 1996 Stock Option Plan and the Employee Stock Purchase Plan. The Compensation Committee met four during the year. The members of the Compensation Committee are Messrs. Machtley, Stanley and Stella.

     EXECUTIVE COMMITTEE. The Executive Committee exercises the authority of the Board on such matters as are delegated to by the Board of Directors and exercises the authority of the Board between meetings of the Board of Directors. The Executive Committee met four times during the year. The members of the Executive Committee are Messrs. Vattikuti, Manney and Land.

     NOMINATING COMMITTEE. The Nominating Committee is responsible for identifying, and recruiting highly qualified candidates to serve as directors of the Company. The Nominating Committee also recommends to the Board of Directors and shareholders worthy candidates to serve as directors of the Company. The Nominating Committee met two times during the year. The members of the Nominating Committee are Messrs. Stanley, Stella and Vattikuti.

                             DIRECTOR COMPENSATION

     Directors who are not employees or consultants of CBSI are paid $2,000 per month for serving on the Board of Directors. Committee Chairman receive an additional $1,000 per month. Each member also receives $1,000 per each meeting they attend. CBSI pays all expenses related to attendance at regular or special meetings.

     Directors are also eligible to participate in the 1996 Stock Option Plan. New Board members receive an initial grant of non-qualified stock options to purchase 5,000 shares of CBSI common stock. Each member receives an annual award of non-qualified stock options to purchase 3,000 shares of CBSI stock with an exercise price equal to the fair market value on the date of grant.

     On November 6, 1998, grants of non-qualified stock options were made to members of the Board of Directors at an exercise price of $22.75 per share. The options vest in four equal annual installments commencing one year from the date of grant. The following are the number of options granted to each director during the year:

                        DIRECTOR                            NUMBER OF OPTIONS GRANTED
                        --------                            -------------------------
Rajendra B. Vattikuti...................................             20,000
Timothy S. Manney.......................................             15,000
Douglas S. Land.........................................             12,000
Frank D. Stella.........................................              8,000
John A. Stanley.........................................              8,000
Charles W. Costello.....................................              5,000
Ronald K. Machtley......................................              5,000
William Brooks..........................................              5,000
Jerry L. Stone..........................................              5,000

                    DIRECTOR AND EXECUTIVE OFFICER OWNERSHIP
                              OF CBSI COMMON STOCK

     This table indicates how much common stock the executive officers and directors beneficially owned as of March 24, 1999. In general, "beneficial ownership" includes those shares a director or executive officer has the power to vote, or the power to transfer, and stock options that are exercisable currently or become exercisable within 60 days. Except as otherwise noted, the persons named in the table below have sole investment power with respect to all shares shown as beneficially owned by them.

                                                    SHARES OF
                                                   COMMON STOCK
                                                   BENEFICIALLY   OPTIONS EXERCISABLE       PERCENT OF
                      NAME                            OWNED         WITHIN 60 DAYS      OUTSTANDING SHARES
                      ----                         ------------   -------------------   ------------------
Joseph Benaroya..................................           --              --               *
William Brooks...................................           --              --               *
Charles W. Costello..............................      474,376              --                 1.3%
Karen Fast.......................................       58,467          10,834               *
Douglas S. Land..................................      235,382              --               *
Ronald K. Machtley...............................           --              --               *
Timothy S. Manney................................      299,004              --               *
John A. Stanley..................................           --           6,667               *
Frank D. Stella..................................       25,750          41,598               *
Jerry L. Stone...................................      502,528              --               *
Nanjappa S. Venugopal............................       39,613              --               *
Rajendra B. Vattikuti............................    9,085,819              --                24.4%
Directors and Executive Officers as a group (12
  persons).......................................   10,720,939          59,099                28.9%

-------------------------
* Less than 1% of CBSI's outstanding shares of common stock.

                     PERSONS OWNING MORE THAN FIVE PERCENT
                        OF OUTSTANDING CBSI COMMON STOCK

     This table lists those persons known to us to hold more than five percent of our outstanding common stock as of March 24, 1999.

                                                                 NUMBER OF SHARES         PERCENT OF
                      NAME AND ADDRESS                          BENEFICIALLY OWNED    OUTSTANDING SHARES
                      ----------------                          ------------------    ------------------
Pilgrim Baxter & Associates, Ltd. ..........................        1,748,600                 5%*
825 Duportail Road, Wayne, PA 19037
Putnam Investment Management, Inc...........................        3,691,015                10%**
One Post Office Square, Boston, MA 02109

-------------------------
 * As reported on Form 13G dated February 8, 1999.

** As reported on Form 13G dated January 26, 1999.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The CBSI compensation committee is comprised of three directors who are not employees of the company. The Compensation Committee is responsible for the approval and administration of compensation programs for CBSI's executive officers. In conducting its review of executive compensation matters, the committee utilizes the outside compensation data and advisory services of certain independent compensation consultants. CBSI's compensation policy for executive officers is intended to:

          - provide competitive compensation packages in order to attract and retain superior executive talent;

          - link a significant portion of an executive's overall compensation to financial results as reflected in the value returned to shareholders; and

          - provide long-term equity compensation to align the interests of executive officers with those of shareholders and reward successful performance.

CASH COMPENSATION

     Cash compensation for CBSI executive officers is based primarily on an analysis of competitive executive compensation. The Compensation Committee relies upon general business compensation surveys to determine appropriate compensation ranges. The Committee also relies upon the analyses of independent compensation consultants to determine the appropriate level of cash compensation for executive officers.

     CBSI's policy is to pay its executive officers at the competitive averages for comparable positions. Compensation levels for individual executive officers, may be greater or less than competitive averages, depending upon a subjective assessment of individual factors such as the executive's position, skills, achievements, tenure with the Company and other historical factors.

EQUITY COMPENSATION

     CBSI provides equity compensation to its executive officers principally through its 1996 Stock Option Plan. Option awards under the 1996 Stock Option Plan are determined based upon the achievement of various predetermined goals of CBSI relating to budgeted financial performance or the achievement of operating targets and goals. Generally, awards under the 1996 Stock Option Plan vest over a four year period to ensure that the decisions made by officers consider the long-term best interests and continued financial and operational growth and achievement of CBSI.

     Awards of stock options to executive officers during the year under the 1996 Stock Option Plan are made at the then current fair market value of CBSI common stock as quoted on the Nasdaq National Market.

Making awards at the then current fair market value ensures that the options only become valuable upon the continued appreciation of the CBSI stock price. In administering the 1996 Stock Option Plan in this manner, the Compensation Committee strives to align the interests of executive officers with the interests of shareholders.

CHIEF EXECUTIVE OFFICER'S COMPENSATION.

     Mr. Vattikuti's salary for 1998 was $425,000, which is based in part on the employment agreement signed in 1996. Mr. Vattikuti also received a cash bonus of $425,000 for 1998. The cash bonus was based on the achievement of certain earnings per share targets. Mr. Vattikuti also was granted options to by 20,000 shares of common stock at an exercise price of $22.75 per share. The options vest in four equal annual installments.

                                          Compensation Committee
                                          John Stanley
                                          Ronald Machtley
                                          Frank Stella

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, the Company had no compensation committee interlocks.

PERFORMANCE GRAPH

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  SINCE MARCH 5, 1997, INITIAL PUBLIC OFFERING
                               PERFORMANCE GRAPH

            ------------------------------------------------------------------------------------------------
                                                    5-Mar-97              Dec-97               Dec-98
            ------------------------------------------------------------------------------------------------
                Complete Business Solutions                $100.00              $355.10              $553.07
                S&P 500                                    $100.00              $122.75              $157.83
                Russell 2000 Technology                    $100.00              $110.28               123.52
            ------------------------------------------------------------------------------------------------

EXECUTIVE COMPENSATION TABLE

     The table below shows the compensation paid to Rajendra B. Vattikuti, Chief Executive Officer and President and the next four most highly compensated executive officers of CBSI.

                                                                                LONG-TERM
                                                                           COMPENSATION AWARDS
                                                                           -------------------
                                                                               SECURITIES
                                  FISCAL                                       UNDERLYING           ALL OTHER
  NAME AND PRINCIPAL POSITION      YEAR     SALARY     BONUS      OTHER        OPTIONS (#)       COMPENSATION(4)
  ---------------------------     ------    ------     -----      -----        -----------       ---------------
Rajendra B. Vattikuti...........   1998    $425,000   $425,000   $12,136(1)       20,000             $4,075
  President and                    1997    $350,000   $350,000   $16,788(2)           --             $3,800
  Chief Executive Officer          1996    $411,000   $288,000   $14,729(3)           --             $3,800
Timothy S. Manney...............   1998    $225,000   $225,000        --         15,000              $3,845
  Executive Vice President         1997    $180,000   $108,000        --                             $3,800
  of Finance and Administration,   1996    $150,000   $ 50,000   $ 2,746(5)                          $3,800
  Treasurer
Karen Fast......................   1998    $250,000   $125,000        --         50,000              $  580
  Executive Vice President,        1997    $250,000         --        --             --              $  625
  U.S. Consulting West             1996    $208,000         --        --         15,510              $1,250
Nanjappa S. Venugopal...........   1998    $160,000   $ 50,000        --             --              $1,302
  Director of Human Resources      1997    $125,000   $ 40,000        --             --              $  692
                                   1996    $100,000   $ 35,000        --         59,422              $3,240
Joseph Benaroya(6)..............   1998       2,848         --        --             --                  --
  Executive Vice President,        1997          --         --        --             --                  --
  U.S. Consulting East.            1996          --         --        --             --                  --

-------------------------
(1) Represents the personal use of corporate cars.

(2) Includes $4,688 representing the imputed value of certain health and life insurance benefits provided by the Company to Mr. Vattikuti and $12,100 representing the personal use of corporate cars.

(3) Includes $3,576 representing the imputed value of certain health and life insurance benefits provided by the Company to Mr. Vattikuti and $11,153 representing the personal use of corporate cars. It does not include benefits from certain non-interest bearing loan outstanding during 1996.

(4) Represents the amount of contribution by the Company on behalf of such individual to the Company's 401(k) Plan.

(5) Represents the imputed value of certain health and life insurance benefits provided by the Company.

(6) Joined CBSI on December 14, 1998.

OPTIONS GRANTED DURING 1998

                                                                                                POTENTIAL REALIZABLE VALUE AT
                                                                                                ASSUMED ANNUAL RATES OF STOCK
                                                % OF TOTAL OPTIONS                                    APPRECIATION FOR
                         NUMBER OF SECURITIES       GRANTED TO                                           OPTION TERM
                          UNDERLYING OPTION        EMPLOYEES IN       EXERCISE     EXPIRATION   -----------------------------
         NAME                  GRANTED             FISCAL YEAR       PRICE(2)(3)      DATE         5%                 10%
         ----            --------------------   ------------------   -----------   ----------      --                 ---
Rajendra B.
  Vattikuti............         20,000                   *             $22.75       11/6/08     $286,147          $  725,153
Timothy S. Manney......         15,000                   *              22.75       11/6/08     $214,610          $  543,865
Karen Fast.............         50,000                 2.4%             22.75       11/6/08     $715,368          $1,812,822
Nanjappa S.
  Venugopal............             --                  --                  0       11/6/08           --                  --
Joseph Benaroya........             --                  --                  0       11/6/08           --                  --

-------------------------
 *  Less than 1%.

(1) The dollar amounts indicated in these columns are the result of calculations required by the rules of the Securities and Exchange Commission which assume specified stock value appreciation. These growth rates are not intended by CBSI to forecast future stock price appreciation of CBSI common stock.

(2) The exercise price equals the fair market value of CBSI common stock as of the date the options are granted as determined by the Compensation Committee.

(3) Options are exercisable in four equal annual installments commencing on the date the option was granted..

OPTION EXERCISES AND 1998 YEAR-END VALUES

     The following table shows the number and value of stock options (exercised and unexercised) for the listed executive officers who exercised options during 1998.

                                                                NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                                               OPTIONS AT YEAR-END(#)            AT YEAR END($)(1)
                          SHARES ACQUIRED       VALUE       ----------------------------    ----------------------------
         NAME             ON EXERCISE(#)     REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
         ----             ---------------    -----------    -----------    -------------    -----------    -------------
Karen Fast............        94,633         $1,332,508       10,834          57,755         $214,225        $668,969
Nanjappa S.
  Venugopal...........        19,807         $  401,884           --          19,809               --        $587,634

-------------------------
(1) Calculated based upon the share price of CBSI common stock on December 31, 1998 of $33.875 less the option exercise price. An option is in-the-money when the market value of CBSI common stock exceeds the exercise price of the option.

                          TRANSACTIONS WITH MANAGEMENT

     During 1998, CBSI paid approximately $654,000 for consulting services provided by the Chesapeake Group, an entity affiliated with Douglas S. Land.

                               OTHER INFORMATION

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the executive officers, directors and persons who own more than 10% of the Company's stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The regulations of the Securities and Exchange Commission require CBSI to identify anyone who filed a required report late during 1998. Based solely on review of reports furnished to CBSI and written representations that no other reports were required during 1998, all Section 16(a) filing requirements were met except that Mr. Vattikuti filed a Form 5 late, and Messrs. Brooks and Stone filed their initial Form 3 late.

SHAREHOLDER PROPOSALS

     Shareholders of CBSI that want to present a proposal to be considered at the 2000 annual meeting should send the proposal to Thomas E. Sizemore, Secretary of CBSI at 32605 West Twelve Mile Road, Suite 250, Farmington Hills, MI 48334 by registered, certified or express mail. Proposals must be received prior to December 31, 1999.

                     MAP TO THE RITZ-CARLTON, DEARBORN, MI

                DIRECTIONS TO THE RITZ-CARLTON, DEARBORN, MICH.

       *The hotel is a tall dusty rose colored building on the corner of Southfield Expressway service drive and Hubbard Drive.

From Detroit-Metro Airport

Take I-94 East toward Detroit to Southfield Expressway (M-39) North. Go approximately 2-3 miles to the Michigan Ave. exit. Exit the freeway on to the service drive of the Southfield Expressway continuing north to the first light which will be Hubbard Drive. We will be on the left hand side. You may enter the hotel from Hubbard or the southbound Southfield service drive.

From Downtown Detroit

Take I-94 West (Toward Chicago) to Ford Road West. Take Ford Road West to the Southfield Expressway South. Exit on to the service drive and continue south to the first light, which will be Hubbard Drive. We will be on the right side. You may enter the hotel from Hubbard Drive or cross through the light and turn right into the first driveway and then turn right again into the first drive you come to and you will be in front of the hotel.

From the South

Take I-75 North to Southfield Road North. Southfield Rd. will turn into Southfield Expressway (M-39). Continue north on the expressway for 2-3 miles to the Michigan Ave. exit. Exit at Michigan but stay on the service drive of Southfield continuing north to the first light. That light will be Hubbard Drive. We will be on the left side.*

From the North

Take I-96 East to Southfield Expressway (M-39) South. Continue south to the Ford Road Exit. Do not turn on Ford Road. Stay on the Southfield Expressway service drive to the first light. This light is Hubbard Drive. We will be on your right.*

                       COMPLETE BUSINESS SOLUTIONS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Complete Business Solutions, Inc. appoints Timothy S. Manney, Thomas E. Sizemore and Rajendra B. Vattikuti or any of them, proxies for the undersigned, with full power of substitution, to vote the common stock of the Company which the undersigned would be entitled to vote as of the close of business on March 24, 1999 at the Annual Meeting of Stockholders to be held on Tuesday, May 4, 1999.

                  CONTINUED AND TO BE SIGNED ON THE OTHER SIDE

                                                                    -----------
                                                                   |SEE REVERSE|
                                                                   |    SIDE   |
                                                                    -----------
--------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-


|X| PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

    IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION
OF MANAGEMENT'S FOUR NOMINEES AS DIRECTORS.


                FOR     WITHHELD                                                                            FOR   AGAINST  ABSTAIN
1. Election of  | |       | |       Nominees:             2. Ratify appointment of Arthur Andersen LLP      | |     | |      | |
   Directors                          William Brooks         as independent auditors for fiscal year 1999
                                      Ronald K. Machtley
For, except vote withheld             John A. Stanley
from the following nominee(s):        Jerry Stone                                    I will attend          | |
                                                                                     meeting
--------------------------------

                                                                         The Undersigned hereby acknowledges receipt of the
                                                                         Notice of Annual Meeting of Stockholders and the Proxy
                                                                         Statement furnished therewith.

                                                                         PLEASE FILL IN DATE, SIGN AND MAIL THIS PROXY
                                                                         PROMPTLY IN THE ENCLOSED ENVELOPE WHICH
                                                                         REQUIRES NO POSTAGE IF MAILED IN THE UNITED
                                                                         STATES.




                                                                         ------------------------------------------------------


                                                                         ------------------------------------------------------
NOTE: PLEASE SIGN NAME EXACTLY AS YOUR NAME APPEARS ON THE STOCK          SIGNATURE(S)                              DATE
CERTIFICATE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE
TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN.
-----------------------------------------------------------------------------------------------------------------------------------
                                                      - FOLD AND DETACH HERE -


                                                          ADMISSION TICKET

                                                 Complete Business Solutions, Inc.

                                                   ANNUAL MEETING OF SHAREHOLDERS

                                                  Tuesday, May 4, 1999 at 9:00 AM
                                                     The Ritz Carlton, Dearborn
                                                       300 Town Center Drive
                                                         Dearborn, MI 48126

                            This ticket admits the named Shareholder(s) and one guest. Photocopies will not be accepted. You may be asked for identification at the time of admission.
